UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2014 (December 24, 2014)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 24, 2014, American Shale Development, Inc. (“ASD”), a Delaware corporation and wholly owned subsidiary of Trans Energy, Inc. (the “Company” and collectively with ASD, the “Sellers”), closed a transaction pursuant to a Purchase and Sale Agreement (the “PSA”) executed as of December 24, 2014 with Wellbore Capital, LLC, a Delaware limited liability company (“Wellbore”). Pursuant to the PSA, the Sellers granted to Wellbore overriding royalty interests in certain leases (the “Oil and Gas Properties”) located in Wetzel and Marion Counties, West Virginia (collectively, the “ORRI”). Under the PSA, the purchase price for the ORRI was $11.0 million, of which the Company received approximately $10.7 million in cash at closing. The PSA provides Wellbore the right to sell its interests in the ORRI to a third party acquiror in the event that Sellers sell all of their interests in the oil and gas properties to such acquiror. If such sale occurs prior to December 31, 2017, Wellbore also has the right to require Sellers to repurchase the ORRI for a certain return on its investment in the ORRI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS ENERGY, INC.

Date: December 30, 2014	By	/s/ John G. Corp
John G. Corp
President